UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2010

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the “Company”) held on April 28, 2010, the stockholders voted on (i) the election of three director nominees (Proposal 1), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2010 (Proposal 2); and (iii) a stockholder proposal asking the Board of Directors to take the actions necessary to amend the Charter to eliminate super-majority voting requirements (Proposal 3).  These matters were submitted to a vote through the solicitation of proxies.  The results of the votes are set forth below:

Proposal 1 - To elect three individuals to serve as Class I Directors until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Class I Directors	For	Withheld	Abstain	Broker Non-Votes
William W. Duncan, Jr.	5,268,265	54,400	-	1,584,384
Christopher F. Spurry	5,227,800	94,865	-	1,584,384
John H. Wilson	5,233,304	89,361	-	1,584,384

Proposal 2 - To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for fiscal year 2010.

For	Against	Abstain	Broker Non-Votes
6,828,454	62,815	15,780	-

Proposal 3 - To consider a stockholder proposal requesting that the Board of Directors take the necessary actions to amend the Charter to eliminate super-majority voting requirements.

For	Against	Abstain	Broker Non-Votes
1,821,783	3,398,729	102,153	1,584,384

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 29, 2010	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO